Astoria Financial Corporation to Present at Investor Conferences

LAKE SUCCESS, N.Y., Feb. 6, 2012 /PRNewswire/ -- Astoria Financial Corporation (NYSE: AF), announced that it will participate in investor conferences on February 13, 2012 and February 29, 2012 sponsored by Sterne Agee & Leach, Inc. and Keefe, Bruyette & Woods, respectively. Astoria's President and Chief Executive Officer, Monte N. Redman, will be presenting at each conference; the details of which are indicated below.

Sterne Agee 2012 Financial Institutions Investor Conference
Date: February 13, 2012
Time: 4:00 p.m. (ET)

Keefe, Bruyette & Woods 2012 Boston Bank Conference
Date: February 29, 2012
Time: 10:25 a.m. (ET)

A simultaneous webcast of management's presentation at each conference, as well as any follow-up questions and answers, will be available on the Company's website, www.astoriafederal.com. The presentation webcast for the Sterne Agee conference will be archived and available through Friday, February 24, 2012. The presentation webcast for the Keefe, Bruyette & Woods conference will also be archived and will be available through Friday, March 9, 2012. The respective slide presentation for each conference will also be available on the Company's website.

Astoria Financial Corporation, with assets of $17.0 billion, is the holding company for Astoria Federal Savings and Loan Association. Established in 1888, Astoria Federal, with deposits in New York totaling $11.2 billion, is the largest thrift depository in New York and embraces its philosophy of "Putting people first" by providing the customers and local communities it serves with quality financial products and services through 85 convenient banking office locations and multiple delivery channels, including its enhanced website, www.astoriafederal.com. Astoria Federal commands the fourth largest deposit market share in the attractive Long Island market, which includes Brooklyn, Queens, Nassau, and Suffolk counties with a population exceeding that of 38 individual states. Astoria Federal originates mortgage loans through its banking and loan production offices in New York, an extensive broker network covering fourteen states, primarily along the East Coast, and the District of Columbia, and through correspondent relationships covering fifteen states and the District of Columbia.

The webcast and slide presentation referenced in this news release may contain a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of such words as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would," and similar terms and phrases, including references to assumptions.

Forward-looking statements are based on various assumptions and analyses made by us in light of our management's experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins or affect the value of our investments; changes in deposit flows, loan demand or real estate values may adversely affect our business; changes in accounting principles, policies or guidelines may cause our financial condition to be perceived differently; general economic conditions, either nationally or locally in some or all areas in which we do business, or conditions in the real estate or securities markets or the banking industry may be less favorable than we currently anticipate; legislative or regulatory changes, including the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and any actions regarding foreclosures may adversely affect our business; transition of our regulatory supervisor from the Office of Thrift Supervision to the Office of the Comptroller of the Currency, effects of changes in existing U.S. government or government-sponsored mortgage programs, technological changes may be more difficult or expensive than we anticipate; success or consummation of new business initiatives may be more difficult or expensive than we anticipate; or litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may be determined adverse to us or may delay the occurrence or non-occurrence of events longer than we anticipate. We have no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.

CONTACT: Peter J. Cunningham, First Vice President, Investor Relations, +1-516-327-7877, ir@astoriafederal.com